Exhibit 99.1

The Tile Shop Reports Preliminary Second Quarter Revenues

MINNEAPOLIS, June 30, 2021 (GLOBE NEWSWIRE) — Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, setting and maintenance materials and related accessories, today announced that it expects to report net sales of approximately $95 million for the three months ended June 30, 2021, which represents a new quarterly sales record.

The preliminary selected financial results for the quarter ended June 30, 2021 in this press release are preliminary, are not a comprehensive statement of financial results for such quarter, and are provided prior to completion of all internal and external review and audit procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the quarter ended June 30, 2021 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the quarter are finalized and publicly released; the extent of the impact of COVID-19 pandemic on the Company and the economy; and other risks and uncertainties described below and in the Company’s filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. In particular, discussions and statements regarding the Company’s expectations as to its financial results for the quarter ended June 30, 2021 are forward-looking in nature. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. Many of the Company’s risks have been, and may further be, exacerbated by the COVID-19 pandemic. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About The Tile Shop

The Tile Shop (Nasdaq: TTSH) is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 143 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

Investor Contact: Mark Davis

Email: mark.davis@tileshop.com

Phone: (763) 852-2978